UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No. 1-5863

Delaware	22-1432053
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

197 West Spring Valley Avenue
Maywood, New Jersey	07607
(Address of Principal Executive Offices)	(Zip Code)

(201) 909-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

          On September 27, 2007, Jaclyn, Inc. (the "Company") issued a press release (the “Press Release”) announcing, among other things, its financial results for its fiscal year ended June 30, 2007. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated by reference herein.

          The information contained in this Current Report on Form 8-K, including the exhibits hereto and the information contained therein, is being furnished to the Securities and Exchange Commission, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as specifically set forth in such statement or report.

Item 8.01 Other Events.

     On June 21, 2007, the Company announced it had entered into an agreement (the “Purchase Agreement”) under which the Company agreed to sell to its former executive offices and warehouse facility, as well as two adjacent lots, located in West New York, New Jersey at a proposed purchase price of $8,000,000. The proposed purchaser had the right under the Purchase Agreement to extend the originally scheduled closing date (October 15, 2007) for two separate 4-month periods. The proposed purchaser has extended the closing date for the first extension period, until February 15, 2008. Under the Purchase Agreement, the extension of the closing date entitles the Company to receive $150,000 of the original $500,000 deposit paid by the proposed purchaser under the Purchase Agreement. With certain exceptions, the payment is non-refundable, and will be credited against the purchase price of the property if a closing occurs.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.     Not Applicable.

(b)     Pro Forma Financial Information.                       Not Applicable.

(c)     Shell Company Transactions.                             Not Applicable.

(d)     Exhibits.

         Exhibit No.                            Description

         99                                        Press Release of the Company dated September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2007	JACLYN, INC.

By: /s/ Anthony C. Christon
Anthony C. Christon, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of the Company dated September 27, 2007